Exhibit 10.19(c)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TEXT OMITTED FROM THIS EXHIBIT IS MARKED WITH [***]

AMENDMENT NO. 2 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 2 TO LICENSE AGREEMENT (this “Amendment”), dated as of June 5th, 2012, amends that certain License Agreement, dated June 28, 2000 (the “License Agreement”), further identified as USF LIC97018, between the UNIVERSITY OF SOUTH FLORIDA RESEARCH FOUNDATION, INC., a Florida corporation not for profit under Chapter 617, Florida Statutes, and a direct support organization of the University of South Florida (“RESEARCH FOUNDATION”), and IRX THERAPEUTICS, INC., a Delaware corporation (“LICENSEE”). All capitalized terms appearing in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the License Agreement.

WHEREAS:

A. The License Agreement was originally entered into by RESEARCH FOUNDATION and Immuno-Rx, Inc., a Florida corporation (the “Predecessor”), and LICENSEE succeeded to the Predecessor’s rights and obligations under the License Agreement as a result of the migratory merger of Predecessor with and into LICENSEE in August 2000.

B. Upon the terms and conditions more particularly set forth in the License Agreement, the License Agreement provides for the grant to LICENSEE of certain rights and licenses under any patents or patent applications related to USF Technology Reference No. 94A001 including the following:

1) PCT Patent Application No. PCT/US10/59450 (USF Reference No. 11A098) filed on December 8, 2010 and entitled Method of Reversing Immune Suppression of Langerhans Cells;

2) PCT Patent Application No. PCT/US11/52139 (USF Reference No. 11A105) filed on September 19, 2011 and entitled Primary Cell-Derived Biologic And WTI Synthetic Long Peptide Vaccine, and;

3) U.S. Patent Application No. 13/320,584 (USF Reference number 11B138) filed on November 15, 2011 and entitled IRX2 - Vaccine Immunotherapy, and all corresponding national filings as outlined in Appendix A.

C. Simultaneous herewith, RESEARCH FOUNDATION, LICENSEE, and certain investors in LICENSEE are entering into a Royalty Sharing Agreement pursuant to which RESEARCH FOUNDATION has agreed to share with such investors certain future royalty payments to be made to RESEARCH FOUNDATION (the “Royalty Sharing Agreement”).

D. In consideration of RESEARCH FOUNDATION entering into the Royalty Sharing Agreement, LICENSEE desires to hereby amend the License Agreement to provide, upon the terms and conditions set forth in this Agreement, a royalty to RESEARCH FOUNDATION payable on gross sales of Improvement Products and Improvement Processes (as defined below).

NOW, THEREFORE, for good and valuable consideration, RESEARCH FOUNDATION and LICENSEE hereby agree as follows:

1. Section 1.4 of the License Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:

1.4	“Licensed Product” and “Licensed Process” means:

(i)	In the case of a Licensed Product, any product or part thereof, on a country-by-country basis:

(1)	that is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Technology or the Patent Rights, in any country in which such product is made, used, imported or sold; or

(2)	that is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Technology or the Patent Rights, in any country in which any such process is used or in which any such product is used, imported or sold; or

(3)	to the extent not described in foregoing clause (i)(1) or foregoing clause (i)(2), that is based upon, covered by, or utilizes any other invention, improvement, process, machine, method, manufacture, composition, or design described in any of the Improvement Patents or any foreign counterpart thereof (an “Improvement Product”); and

(ii)	In the case of a Licensed Process, any process, on a country-by-country basis:

(1)	that is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Technology or the Patent Rights in any country in which such process is practiced; or

(2)	to the extent not described in foregoing clause (ii)(1), that is based upon, covered by, or utilizes any other invention, improvement, process, machine, method, manufacture, composition, or design described in any of the Improvement Patents or any foreign counterpart thereof (an “Improvement Process”).

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2. Section 1.5 of the License Agreement is hereby amended by deleting said section it its entirety and replacing it with the following:

1.5	“Improvement Patent” means the patents and patent applications listed on Appendix A hereto.”

The document attached as Appendix A to this Amendment is hereby deemed to be added as Appendix B to the License Agreement.

3. The License Agreement is hereby amended by adding the following as new Section 2.7 to the License Agreement:

2.7	LICENSEE hereby represents and warrants to LICENSOR that the Patent Rights included in the Technology, together with the Improvement Patents, constitute all owned or in-licensed patents or patent applications of LICENSEE or its or subsidiaries or affiliates relevant or relating to the LICENSEE’s IRX-2 product as of the date of this Amendment (the “Applicable Product”). For purposes of Section 4.1 hereof, in the event that at any time during the Extension Period (as defined below) the Applicable Product is not based upon, covered by, or utilizing any invention, improvement, process, machine, method, manufacture, composition, or design described in any of the claims of an unexpired Improvement Patent, then such Applicable Product shall nevertheless be deemed to constitute an Improvement Product or Improvement Process, as applicable, through the end of the Extension Period.

4. The first sentence of Section 4.1 of the License Agreement is hereby amended by deleting said sentence in its entirety and replacing it with the following:

4.1 For the rights, privileges and license(s) granted hereunder, during the effective term of the patents upon which Patent Rights are based and thereafter through the longer of (i) the effective term of the Improvement Patents or (ii) the date that is 4 years and 180 days after the expiration of U.S. Patent No. 5,698,194, entitled Method for Making a Medicament for Treating Secondary Immunodeficiency (such longer period referred to as the “Extension Period”), or until this Agreement shall otherwise be sooner terminated as herein otherwise provided, LICENSEE shall pay RESEARCH FOUNDATION:

5. Clauses (ii) and (iii) of Section 4.1(b) of the License Agreement are hereby amended by deleting said clauses in their entirety and replacing them with the following:

(ii)	sales of one hundred percent (100%) of the equity interests of LICENSEE, and (iii) sales of some lesser percentage of the equity interests of LICENSEE, in the nature of investments in LICENSEE.

6. Section 13.4 of the License Agreement is hereby amended by adding the following language at the end of said section:

However, such termination will in no event terminate LICENSEE’s obligation to pay the Running Royalties and License Fees on Improvement Products and Improvement Processes, as LICENSEE will, notwithstanding such termination, be obligated to pay the Running Royalties and License Fees on Improvement Products and Improvement Processes through the end of the Extension Period in accordance with the terms of this Agreement.

7. Except as specifically set forth in this Amendment, all of the terms and provisions of the License Agreement shall continue to remain in full force and effect.

8. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one document. This Amendment, together with the License Agreement, contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement of representation, oral or written, among them with respect to such matters. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida (U.S.A.) without reference to principles of choice of law thereunder.

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IN WITNESS WHEREOF, the parties have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

UNIVERSITY OF SOUTH FLORIDA RESEARCH FOUNDATION, INC.

/s/ Valerie Landrio McDevitt	Date: 9/17 , 2012

Valerie Landrio McDevitt, Assistant Vice President

Division of Patents & Licensing

IRX THERAPEUTICS, INC.

John W. Hadden, II	Date: July 19, 2012
John W. Hadden,II
President & CEO

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APPENDIX A

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